AGREEMENT

                     CONCERNING THE EXCHANGE OF COMMON STOCK

                           OF BALLARD MEDICAL PRODUCTS

                       FOR ALL OUTSTANDING COMMON STOCK OF

                            TRI-MED SPECIALTIES, INC.

                           Effective February 25, 1998


                                TABLE OF CONTENTS


          ARTICLE I.  DEFINED TERMS . . . . . . . . . . . . . . . .  1

          ARTICLE II.  EXCHANGE OF SECURITIES   . . . . . . . . . .  3

               2.1  Issuance of Shares  . . . . . . . . . . . . . .  3
               2.2  Pooling of Interest   . . . . . . . . . . . . .  3
               2.3  Escrow  . . . . . . . . . . . . . . . . . . . .  3
               2.4  Company Share Ownership   . . . . . . . . . . .  3
               2.5  Termination of Shareholder Agreement  . . . . .  3
               2.6  Tax-Free Reorganization   . . . . . . . . . . .  4

          ARTICLE III.  CLOSING   . . . . . . . . . . . . . . . . .  4

               3.1  Date and Place  . . . . . . . . . . . . . . . .  4
               3.2  Deliveries by Sellers   . . . . . . . . . . . .  4
               3.3  Deliveries by Ballard   . . . . . . . . . . . .  6

          ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF SELLERS  .  6

               4.1  Organization  . . . . . . . . . . . . . . . . .  6
               4.2  Subsidiaries  . . . . . . . . . . . . . . . . .  6
               4.3  Ownership of Shares   . . . . . . . . . . . . .  7
               4.4  Authority   . . . . . . . . . . . . . . . . . .  7
               4.5  Capitalization  . . . . . . . . . . . . . . . .  8
               4.6  Financial Statements  . . . . . . . . . . . . .  8
               4.7  Absence of Certain Liabilities  . . . . . . . .  9
               4.8  Certain Asset Listings and Descriptions   . . . 10
               4.9  Absence of Certain Changes or Events  . . . . . 10
               4.10 Title to Assets and Properties; Condition   . . 12
               4.11 Accounts Receivables  . . . . . . . . . . . . . 13
               4.12 License, Patents, Trademark, Etc. . . . . . . . 13
               4.13 No Conflict of Interest   . . . . . . . . . . . 15
               4.14 Human Resources   . . . . . . . . . . . . . . . 16
               4.15 Employee Benefit Plans  . . . . . . . . . . . . 16
               4.16 Tax Matters   . . . . . . . . . . . . . . . . . 17
               4.17 Legal Proceedings   . . . . . . . . . . . . . . 18
               4.18 Contracts, Agreements, Etc.   . . . . . . . . . 18
               4.19 Compliance with Laws, Etc.  . . . . . . . . . . 19
               4.20 Insurance   . . . . . . . . . . . . . . . . . . 19
               4.21 Fees or Commissions   . . . . . . . . . . . . . 20
               4.22 Illegal Payments  . . . . . . . . . . . . . . . 20
               4.23 Powers of Attorney  . . . . . . . . . . . . . . 20
               4.24 Bank Accounts   . . . . . . . . . . . . . . . . 20
               4.25 Environmental Compliance  . . . . . . . . . . . 20
               4.26 Marketing and Sales   . . . . . . . . . . . . . 20
               4.27 Disclosure  . . . . . . . . . . . . . . . . . . 21

          ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF BALLARD . . 21

               5.1  Organization  . . . . . . . . . . . . . . . . . 21
               5.2  Authority   . . . . . . . . . . . . . . . . . . 21
               5.3  Reporting Company   . . . . . . . . . . . . . . 22
               5.4  Fees or Commissions   . . . . . . . . . . . . . 22
               5.5  Disclosure  . . . . . . . . . . . . . . . . . . 22

          ARTICLE VI.  COVENANTS  . . . . . . . . . . . . . . . . . 22

               6.1  Tax Returns for 1997 and Short-Year 1998  . . . 22
               6.2  Publicity   . . . . . . . . . . . . . . . . . . 22
               6.3  Release of Company  . . . . . . . . . . . . . . 22
               6.4  Covenant Not to Compete   . . . . . . . . . . . 23
               6.5  Transfer Restrictions   . . . . . . . . . . . . 23
               6.6  Post-Closing Assistance/Transition  . . . . . . 23
               6.7  Section 338 Election  . . . . . . . . . . . . . 23
               6.8  Indemnity   . . . . . . . . . . . . . . . . . . 24
               6.9  Receivables   . . . . . . . . . . . . . . . . . 24

          ARTICLE VII.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES  24

               7.1  Nature and Survival of Representations  . . . . 24
               7.2  No Merger   . . . . . . . . . . . . . . . . . . 24

          ARTICLE VIII.  BALLARD SHARES   . . . . . . . . . . . . . 24

               8.1  Subscription Provisions   . . . . . . . . . . . 24

          ARTICLE IX.  REGISTRATION OF BALLARD SHARES   . . . . . . 26

               9.1  Registration  . . . . . . . . . . . . . . . . . 26
               9.2  Revised Prospectuses  . . . . . . . . . . . . . 27
               9.3  Allocation of Expenses  . . . . . . . . . . . . 27

          ARTICLE X.  BREACH BY SELLERS   . . . . . . . . . . . . . 27

               10.1 Escrow  . . . . . . . . . . . . . . . . . . . . 27
               10.2 Remedy  . . . . . . . . . . . . . . . . . . . . 27
               10.3 Limitations   . . . . . . . . . . . . . . . . . 28
               10.4 Liability   . . . . . . . . . . . . . . . . . . 29

          ARTICLE XI.  MISCELLANEOUS  . . . . . . . . . . . . . . . 29

               11.1 Amendment or Supplement   . . . . . . . . . . . 29
               11.2 Expenses  . . . . . . . . . . . . . . . . . . . 29
               11.3 Entire Agreement  . . . . . . . . . . . . . . . 29
               11.4 Assignment  . . . . . . . . . . . . . . . . . . 29
               11.5 Notices   . . . . . . . . . . . . . . . . . . . 29
               11.6 Captions  . . . . . . . . . . . . . . . . . . . 30
               11.7 Counterparts/Facsimile Signatures   . . . . . . 30
               11.8 Governing Law   . . . . . . . . . . . . . . . . 30

          List of Schedules

               Schedule 1.    Schedule of Sellers' Interests
               Schedule 2.    Disclosure Schedule


                               EXCHANGE AGREEMENT


               THIS  EXCHANGE  AGREEMENT  (the  "Agreement")  is  made
          effective the          day  of February, 1998, by and  among
          BALLARD MEDICAL PRODUCTS, a Utah corporation ("Ballard"); TRI-MED SPECIALTIES, INC., a Kansas corporation (the "Company"); C. PHILLIP PATTISON ("Pattison"); KEVIN R. DYE ("Dye"); BARRY J. MARSHALL ("Marshall"); and WILLIAM A. FRY ("Fry"). (Pattison, Dye, Marshall, and Fry are referred to herein individually as "Seller" and collectively as "Sellers".)


                                   WITNESSETH:

               WHEREAS, Sellers own all of the issued and outstanding shares of capital stock of the Company; and

               WHEREAS, the parties desire to effect an exchange of all of the issued and outstanding shares of the Company for common stock of Ballard.

               NOW,   THEREFORE,  in   consideration  of   the  mutual
          promises, covenants and representations contained herein, the parties hereto agree as follows:


                                   ARTICLE I.

                                  DEFINED TERMS

               For all purposes of this Agreement, the following terms shall have the meanings indicated:

               1.1 "Affiliate" of a party shall mean any entity or person which controls, is controlled by, or is under common control with such party. "Control" shall mean direct or indirect ownership of more than 50% of all issued voting stock of the subject entity, or the power in fact to control the management decisions of such entity.

               1.2 "Ballard" shall mean Ballard Medical Products, a Utah corporation.

               1.3 "Ballard Common Stock" shall mean fully paid, nonassessable Ballard common shares, par value $.10 per share.

               1.4 "Ballard Shares" shall mean the shares of Ballard Common Stock to be issued at Closing to or for the benefit of Sellers in exchange for the Company Shares.

               1.5  "Closing"  shall  mean  the  consummation  of  the
          exchange transaction contemplated by this Agreement. The parties intend that the Closing occur contemporaneously with their execution and delivery of this Agreement.

               1.6 "Closing Date" shall mean the date of the Closing, i.e., the effective date of this Agreement, or such other time or date as shall be mutually agreed to in writing by the parties.

               1.7 "Company" shall mean Tri-Med Specialties, Inc., a Kansas corporation.

               1.8 "Company Shares" shall mean all of the issued and outstanding shares of the Company, i.e., 10,000 shares of Class A Voting Common Stock.

               1.9 "Determined Market Value" shall mean the average closing price for the Ballard Common Stock for the fifty consecutive trading days ending on and including the day preceding a given date, as quoted in the NYSE Net or the Wall Street Journal.

               1.10 "Disclosure Schedule" shall mean the Disclosure Schedule (attached hereto as Schedule 2 and incorporated herein by reference) which identifies specific sections to which each such disclosure relates.

               1.11 "Escrow" shall mean the escrow created by the Escrow Agreement referenced in Section 2.3. "Escrow Agent" shall mean Zion's First National Bank.

               1.12 "IRC" shall mean the Internal Revenue Code of 1986, as amended.

               1.13 "IRS" shall mean the Internal Revenue Service.

               1.14 "NYSE" shall mean the New York Stock Exchange.

               1.15 "SEC"  shall mean the U.S. Securities and Exchange
          Commission.

               1.16 "Sellers" shall mean Pattison, Dye,  Marshall, and
          Fry.

               1.17 "Tax" shall mean any federal, state, local, foreign or other tax (whether income, sales, use, franchise, excise, real or personal property or other kind of tax), assessment, levy, impost, withholding or other governmental charge and shall include all interest and penalties thereon.

               1.18 "Third Party" shall mean any person, company, partnership, corporation, or other entity or group that is not a party to this Agreement (i.e., other than the Company, other than any Seller, and other than Ballard and its Affiliates).

               1.19 "Trust" shall mean the CLOtest Trust, a revocable trust formed by Marshall with Medquest Pty Ltd., a duly incorporated company of care of Rod Blechynden, 1st Floor, 107 Cambridge Street, Leederville in the state of Western Australia, as Trustee.


                                   ARTICLE II.

                             EXCHANGE OF SECURITIES

               2.1  Issuance of Shares.

                    (a)  Subject to all  the terms  and conditions  of
          this Agreement, Ballard agrees to issue a number of shares of Ballard Common Stock, having an aggregate Determined Market Value as of the Closing Date of U.S. $26,000,000 minus the sum of all severance pay and bonuses paid or payable by the Company as a result of the business combination transaction herein and minus Sellers' attorneys fees and costs (the "Ballard Shares"), in exchange for all of the Company Shares. Sellers agree to sell, transfer, and exchange the Company Shares for the Ballard Shares. The Ballard Shares are being exchanged for the Company Shares at Closing as provided herein.

                    (b)  $104,000  of  the consideration  described in
          paragraph (a) above (i.e., the Ballard Shares) being paid by Ballard shall be deemed to constitute consideration for Sellers' noncompete covenants in Section 6.4 below. The balance shall be deemed to constitute the exchange price for the Company Shares.

               2.2 Pooling of Interests. The parties acknowledge and agree that Ballard intends to treat this exchange, for purposes of financial statement reporting and generally accepted accounting principles, as a pooling of interests transaction. Accordingly, Sellers and the Company covenant and agree not to take any action subsequent to the date hereof, which would, in the opinion of Ballard's independent CPAs, invalidate or eliminate Ballard's right to treat this transaction as a pooling. Sellers represent and warrant that: (a) neither the Company nor Sellers have, within two
          (2) years prior to the Closing Date, changed in any way the equity interests of the Company's voting common stock; and
          (b) the Company has never redeemed or purchased any of its voting common stock.

               2.3 Escrow. Sellers agree that five percent (5%) of the Ballard Shares to be issued pursuant to the exchange herein shall be held by the Escrow Agent in escrow pursuant to the provisions of an Escrow Agreement in form and substancesatisfactory tothe parties (the"Escrow Agreement").

               2.4 Company Share Ownership. Sellers' respective ownership of the Company Shares, and the respective number of Ballard Shares which they are receiving at Closing, are set forth in Schedule 1 attached to and made a part of this Agreement by reference.

               2.5 Termination of Shareholder Agreement. Sellers and the Company hereby terminate that certain Amended Stock Transfer Restriction and Option Agreement (the "Shareholder Agreement") entered into by the parties effective January 2, 1990. Neither the Company nor any of Sellers shall have any further rights or obligations under the Shareholder Agreement upon consummation of the Closing hereunder. Sellers waive any and all rights they otherwise would have under the Shareholder Agreement regarding the Company Shares.

               2.6 Tax-Free Reorganization. The parties intend to adopt this Agreement as a tax-free reorganization under IRC Sec. 368(a)(1)(B). Sellers have sought and received separate advice from counsel regarding the tax consequences of the transactions contemplated hereunder and have not relied upon any representation from Ballard regarding such tax consequences.


                                  ARTICLE III.

                                     CLOSING

               3.1 Date and Place. The Closing shall take place on the Closing Date at Kansas City, Missouri.

               3.2  Deliveries by Sellers.   At  the Closing,  Sellers
          are delivering to Ballard:

                    (a) Certificates representing the Company Shares, duly endorsed in blank and accompanied by irrevocable stock powers in form and substance satisfactory to the parties (the "Stock Power(s)"), and any documents which are necessary for the transfer to Ballard of good and marketable title to the Company Shares, with any requisite transfer tax or stamps attached or provided for;

                    (b) A copy of the Articles of Incorporation of the Company, with all amendments thereto, and a certificate of good standing from the State of Kansas, each of which shall be certified as of a date within a reasonable time prior to the Closing Date by the appropriate authority in Kansas;

                    (c) A copy of the Bylaws of the Company, as amended through the Closing Date, certified by the President of the Company;

                    (d) All original books and records of the Company, including without limitation NDAs, 510(k)s, correspondence with regulatory agencies regarding NDAs and 510(k)s, GMP documents, SOPs, policy manual, complaint files, FDA, NRC, and other regulatory files, tax returns, stock transfer records, canceled stock certificates, unissued stock certificate forms, minutes, resolutions, financial records, and all written instructions from the Company to applicable legal counsel to deliver upon request to Ballard patent files and records;

                    (e) All consents and approvals of governmental agencies, if any, and Third Parties to the transactions contemplated by this Agreement;

                    (f) The written resignations of all directors and officers of the Company;

                    (g) A unanimous resolution of the Board of Directors of the Company, and, if applicable, the shareholders of the Company approving the transfer of the Company Shares to Ballard pursuant to this Agreement, in each case certified to be in full force and effect on the Closing Date by the Secretary of the Company;

                    (h) The Escrow Agreement, executed by each of Sellers;

                    (i) An opinion of counsel for Sellers, in form and substance satisfactory to Ballard;

                    (j) A Consulting Agreement, in form and substance satisfactory to the parties, executed by each of Dye, Fry and Marshall;

                    (k) An Acknowledgement of Determined Market Value, in form and substance satisfactory to the parties and signed by the parties, setting forth the calculation of Determined Market Value;

                    (l) Signature cards and other necessary documents transferring signature power for all Company bank accounts to Ballard designees;

                    (m) Notices, in form and substance satisfactory to the parties, signed by (as requested by Ballard), advising suppliers, distributors, independent representatives, and customers of the Company of this transaction;

                    (n)  All Company credit cards;

                    (o) Marshall is executing and delivering a patent license agreement, in form and substance satisfactory to Ballard and Marshall, related to U.S. Patent No. 4,830,010;

                    (p) Employment Agreements with Susie Hoffman, Matthew Combs, Aruni H.W. Mendis, and Norman J. Bazzo; and

                    (q)  An   instrument,   in   form  and   substance
          satisfactory to Ballard and the Trust, executed by the Trust which:

                         (i) Amends that certain Lease with the Company dated October 7, 1997 (the "Osborne Park Lease") to provide for a term acceptable to Ballard and the Trust;

                         (ii) Acknowledges that the Company is not in default under the Osborne Park Lease; and

                         (iii)     Consents   and    agrees   to   the
          representation made in Section 4.12(d) below.

               3.3 Deliveries by Ballard. At the Closing, Ballard is making the following deliveries:

                    (a) Ballard will deliver to Escrow Agent the Escrow Agreement, executed by Ballard, together with properly issued certificates representing five percent (5%) of the Ballard Shares (to be held in escrow pursuant to the terms and conditions of the Escrow Agreement);

                    (b) Ballard will deliver to Sellers properly issued certificates representing the balance of the Ballard Shares, as shown in Schedule 1;

                    (c) Ballard will deliver an opinion of counsel for Ballard, in form and substance satisfactory to Sellers;

                    (d) Ballard will cause the Company to execute and deliver to each of Dye, Fry, and Marshall his Consulting Agreement;

                    (e)  Ballard   will   execute   and  deliver   the
          Acknowledgement of Determined Market Value; and

                    (f) Ballard will pay in full the balance owed on the Company's bank loan at Mercantile Bank of Kansas City.


                                   ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

               As a material inducement to Ballard's willingness to enter into and perform this Agreement, Sellers represent and warrant to Ballard and the Company as set forth below. For all purposes of this Article IV, any reference to the "knowledge of the Company" shall mean the actual knowledge of Pattison or Dye.

               4.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas; it has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and the Company is duly licensed, authorized and qualified to do business in the places where such business is now conducted; and is duly qualified, licensed, and in good standing as a foreign corporation authorized to do business in the states listed in the Disclosure Schedule.

               4.2 Subsidiaries. The Company has no subsidiaries, nor has it ever had a subsidiary. The Company is autonomous and has not ever been the subsidiary or division of another corporation. The Company has no interest, direct or indirect, and has no commitment to purchase any interest, direct or indirect, in any other corporation or in any partnership, joint venture or other business enterprise or entity other than as set forth on the Disclosure Schedule. The business carried on by the Company has not been conducted through any other direct or indirect subsidiary or affiliate of any Seller. No part of the Company's shares has ever been owned by any other corporation.

               4.3  Ownership of Shares.

                    (a) Sellers are the record and beneficial owners of the outstanding Company Shares set forth opposite their respective names in Schedule 1 and have good and marketable title to their respective Company Shares, and at Closing the Company Shares will be free and clear of all claims, liens, charges, encumbrances, security interests and restrictions of any kind whatsoever, and Sellers' delivery of the Company Shares to Ballard at the Closing will convey to Ballard good and marketable title to Sellers' Company Shares, free and clear of all claims, liens, charges, encumbrances, security interests and restrictions of any kind whatsoever.

                    (b)  Except   as  set  forth   in  the  Disclosure
          Schedule, there are no subscriptions, options, warrants, calls, rights, contracts, agreements, commitments, understandings, restrictions or arrangements to which the Company or any Seller is a party relating to the issuance, sale, purchase or transfer of any shares of the capital stock or other securities of the Company, including any rights of conversion or exchange under any outstanding securities or other agreements or instruments.

                    (c) Except as set forth in the Disclosure Schedule, there are no voting trusts, and there are no other agreements or understandings to which the Company or another Seller is a party with respect to the capital stock of the Company.

               4.4  Authority.

                    (a) Each Seller has full power and authority to enter into this Agreement, is of sound mind and mentally competent and is of the legal age of majority. This
          Agreement has been duly executed and delivered by each Seller.

                    (b) No corporate proceedings on the part of the Company are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby.

                    (c) This Agreement is a valid and binding obligation of each Seller enforceable in accordance with its terms, except as it may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by equitable principles.

                    (d) Except as disclosed in the Disclosure Schedule, to the knowledge of the Company neither the execution and delivery of this Agreement nor the consum-mation of the transactions contemplated hereby will (i) violate, or conflict with, or require any consent under, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the Company or any Seller, under any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of the Company or of any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which the Company or any Seller is a party, or by which the Company or any Seller or any of their respective properties may be bound or affected, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any Seller or any of their respective properties.

                    (e) Except as disclosed in the Disclosure Schedule, to the knowledge of the Company no consent or approval by, notice to or registration with any governmental or administrative authority or board or Third Party is required on the part of the Company or any Seller in connection with the execution and delivery by any Sellers of this Agreement or the performance by any Sellers of any of the transactions contemplated hereby.

               4.5  Capitalization.

                    (a) The authorized capital stock of the Company consists solely of 50,000 common shares, $1.00 per share par value, 25,000 of which are Class A Voting Common Stock and 25,000 of which are Class B Non-Voting Common Stock. Only 10,000 Class A Voting shares (i.e., the Company Shares) are issued and outstanding. No shares are held in the treasury. All of the Company Shares have been duly authorized, validly issued and are fully paid, nonassessable and free of preemptive rights. The issuance and sale of all of the Company Shares by the Company have been in full compliance with all applicable federal and state securities laws.

                    (b)  Except   as   disclosed  in   the  Disclosure
          Schedule, the Company does not have any obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

               4.6  Financial Statements.

                    (a) Sellers have previously delivered to Ballard the following financial statements of the Company prepared by Timothy L. Sernett, CPA:

                         December 31, 1997 Income Statement
                         December 31, 1997 Balance Sheet
                         December 31, 1996 Income Statement
                         December 31, 1996 Balance Sheet

               (All of the financial statements referred to above in this Section are hereinafter collectively referred to as the "Company Financial Statements" and copies thereof are attached to the Disclosure Schedule.)

                    (b) Except as set forth in the Disclosure Schedule or in the Compilation Report from the Company's independent CPA attached to the Company Financial Statements, the Company Financial Statements and have been prepared from and are substantially in conformity with the books and records of the Company throughout the periods indicated and present fairly the financial condition and results of operations, and cash flows (as applicable) of the Company as of the dates and for the periods indicated, in each case prepared under the accrual method of accounting.

                    (c) Income statements included in the Company Financial Statements do not contain any items of income not earned in the ordinary course of business except as expressly specified therein.

               4.7  Absence of Certain Liabilities.

                    (a) Except as set forth in the Disclosure Schedule or included in the Company Financial Statements, as of December 31, 1997, the Company did not have any liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), in excess of $20,000 in any single instance and $50,000 in the aggregate (including without limitation any tax liabilities or deferred tax liabilities, or any other debts, liabilities, or obligations relating to or arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts, or other condition which occurred on or before the Balance Sheet date, whether or not then known, due, or payable), which were not accurately and fully reflected or reserved against in the December 31, 1997 Balance Sheet.

                    (b) Except as set forth in the Disclosure Schedule or included in the Company Financial Statements, as of December 31, 1996, the Company did not have any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due), in excess of $20,000 in any single instance and $50,000 in the aggregate (including without limitation any tax liabilities or deferred tax liabilities, or any other debts, liabilities, or obligations relating to or arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts, or other condition which occurred on or before the Balance Sheet date, whether or not then known, due, or payable), which were not accurately and fully reflected or reserved against in the December 31, 1996 Balance Sheet.

                    (c) Except as set forth in the Disclosure Schedule, none of the Company's employees is now, or will by the passage of time become, entitled to receive any vacation time, vacation pay, or severance pay attributable to services rendered prior to the Balance Sheet date referred to in subparagraph (a) above except as disclosed on the face of said Balance Sheet.

                    (d) All of the Company's liabilities and obligations of any nature whatsoever (whether absolute, accrued, contingent, or otherwise and whether due or to become due) as of the effective date hereof are itemized in the Disclosure Schedule, including the name, telephone number, and address of the creditor, the nature of the obligation, and the balance owed.

               4.8 Certain Asset Listings and Descriptions. The Disclosure Schedule contains an accurate and complete list and description of all property in which the Company has a leasehold interest and which is used by the Company in connection with the operation of its business, together with a description of each lease, sublease, license, or any other instrument under which the Company claims or holds such leasehold or other interest or right to the use thereof or pursuant to which the Company has assigned, sublet or granted any rights therein, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.

               4.9 Absence of Certain Changes or Events. Except as set forth on the Disclosure Schedule, since December 31, 1997, the Company has conducted its business only in the ordinary course, and there has not been:

                    (a) any change in the condition (financial or otherwise), properties, business or operations of the Company, or any event or circumstance, which is, or with reasonable certainty may be, singly or in the aggregate, materially adverse to the condition (financial or otherwise), properties, business or operations of the Company;

                    (b) any loss (whether by damage or destruction, in the nature of a casualty loss or otherwise, and not covered by insurance), affecting any tangible property or asset or any intangible assets of the Company;

                    (c)  any  entering   into  or  amendment   of  any
          collective bargaining or other labor agreement, or any actual or, to the best knowledge of Sellers, any threatened strike or other labor trouble or dispute which materially affects or might materially affect the condition (financial or otherwise), properties, business, operations or prospects of the Company; nor has there been, to the best knowledge of Sellers, any labor union organizing activity.

                    (d)  any  loss  or,  to  the  best  knowledge   of
          Sellers, any threatened loss of any permit, license, qualification, special charter or certificate of authority held or enjoyed or formerly held or enjoyed by the Company which loss has had or upon occurrence would have an adverse effect on the condition (financial or otherwise), properties, business, operations or prospects of the Company;

                    (e) any statute, regulation, order, ordinance or other law, of which Sellers are aware, the adoption or rescission of which adversely affects, singly or in the aggregate, the condition (financial or otherwise), properties, business, operations or prospects of the Company;

                    (f)  any  indebtedness,  liability  or  obligation
          (whether absolute, accrued, contingent or otherwise) incurred by the Company or any transaction entered into by the Company other than in the ordinary course of business and consistent with past practice, or any guarantee by the Company of any indebtedness, liability or obligation of any other person;

                    (g) any declaration, setting aside or payment of any dividend or other distribution in respect of any of the capital stock or other securities of the Company;

                    (h)  any    issuance,    sale,   combination    or
          reclassification of any capital stock or other securities of the Company;

                    (i) any issuance or grant of any option, warrant or other right in respect of any capital stock or other securities of the Company;

                    (j)  any direct or  indirect redemption,  purchase
          or  other   acquisition  of  any  capital   stock  or  other
          securities of the Company;

                    (k) any material obligation, liability, lien or encumbrance paid, discharged or satisfied by or on behalf of the Company other than current liabilities reflected on the December 31, 1997 Balance Sheet and current liabilities incurred since December 31, 1997 in the ordinary course of business and consistent with past practices;

                    (l) any mortgage, lien, pledge, charge or encumbrance affecting the properties of the Company (except liens for current property taxes not yet due and payable) created, suffered or assumed by or on behalf of the Company;

                    (m) any sale, transfer or other disposition of any material tangible asset of the Company or any cancellation or compromise of any debt to or claim of the Company, except in the ordinary course of business and consistent  with  past  practice,  nor has  there  been  any disposition of any of the Company's intangible or intellectual properties, assets or rights, nor has there been any waiver or cancellation of any right of substantial value;

                    (n) any salary or wage increase made or committed to be made with respect to any officer, director, employee or agent of the Company or any bonus, incentive or deferred compensation, profit sharing, retirement, pension, group insurance, death benefit or other fringe benefit plan, trust agreement or arrangement or any employment or consulting agreement granted, entered into, amended or altered;

                    (o) any termination (whether by discharge, retirement or otherwise) of any officer, director, employee or agent of the Company or any notice to so terminate given to or received by any of the foregoing;

                    (p) any loan made or increased by the Company, including any loan to any officer, director, employee or agent of the Company or to any member of any of their families;

                    (q)  any   capital    expenditure,   addition   or
          improvement made or committed to be made by or on behalf of the Company;

                    (r) any material failure on the part of the Company to operate in the ordinary course so as to preserve its business organization intact, to retain the services of its employees and to preserve its goodwill and relationships with customers, suppliers, creditors and others having business relationships with it;

                    (s) any write-off as uncollectible of any notes or accounts receivable, or any portions thereof;

                    (t) any material failure to maintain the financial books and records of the Company in the usual, regular and ordinary manner and in accordance with good business practice or any change in any accounting principle or practice of the Company;

                    (u)  any  notice   received  by  the   Company  of
          termination of any contract, lease, or other agreement;

                    (v) any change by the Company in its banking or safe deposit arrangements;

                    (w) any institution, settlement, or agreement to settle, any litigation, action, or proceeding before any court or governmental body relating to the Company or its property;

                    (x) any failure to replenish the Company's inventories and supplies in a normal and customary manner consistent with its prior practice and prudent business practices; nor has there been any purchase commitment in excess of the normal, ordinary, and usual requirements of the Company's business; nor has there been any change in the Company's selling, pricing, advertising, or personnel practices inconsistent with prior practice and prudent business practices;

                    (y) any agreement or commitment by the Company to do any of the foregoing items set forth in paragraphs 4.9
          (c), (f), (g),  (h), (i), (j), (k), (l), (m), (n), (p), (q),
          (s), (v), (w), or (x).

               4.10 Title to Assets and Properties; Condition.

                    (a)  Except   as  set  forth   on  the  Disclosure
          Schedule, the Company owns or leases all of its assets and properties, which are presently being used in or are reasonably necessary to carry on its businesses and operations as presently conducted, and such assets, properties and agreements are all of the assets, properties and agreements which are used in or are reasonably necessary to carry on its businesses and operations as presently conducted. Except as disclosed on the Disclosure Schedule, all assets and properties leased or owned are located in one or the other of the Company's three offices as disclosed in
          Section 4.8(a) of the Disclosure Schedule.

                    (b) All leases are listed and described in the Disclosure Schedule. Except as set forth in the Disclosure Schedule, each lease or agreement under which the Company is a lessee of any property, real or personal, owned by a Third Party is a valid and continuing agreement without any default of the Company thereunder or, to the best knowledge of Sellers, of the other party thereto, and this Agreement and the consummation of the transactions contemplated hereby will not cause any default under any such lease or agreement.

                    (c) The Company owns good, marketable title to all property and assets (except leased assets) free and clear of all mortgages, liens, pledges, charges, claims, security interests, encumbrances or restrictions of any kind whatsoever (whether accrued, absolute, contingent, or otherwise), except liens for current property taxes not yet due and payable.

                    (d) The Company has not received any notice of violation of any regulation, ordinance, law, order or other requirement relating to the property, real or personal, or business of the Company. Sellers are unaware of any changes in any such regulation, ordinance, law, order or other requirement affecting any such property or any condemnation proceeding, pending or threatened, which might prohibit the Company from continuing its present use of such property or from using such property for the purpose for which it was acquired, or which might curtail or interfere with the present or proposed use of such property.

                    (e) Except as set forth in the Disclosure Schedule, the furniture, fixtures, leasehold improvements, equipment and other personal property of the Company are in good operating condition and repair and, to the best knowledge of Sellers, are capable of doing the work for which they were designed or purchased.

                    (f) Except as otherwise disclosed in the Disclosure Schedule, the fixed assets and equipment of the Company are sufficient to enable the Company to manufacture the products presently manufactured by the Company, and no other items of machinery or equipment are needed in order to enable the Company to so manufacture said products.

               4.11 Accounts Receivable. All receivables of the Company (including accounts receivable, loans receivable, and advances) have arisen from and represent arms-length, bona fide transactions made in the ordinary course of business. The receivables of the Company are good and collectible to the extent of ninety percent (90%) of the amount thereof, except as set forth on the Disclosure Schedule. All receivables as of the date hereof are listed and described in the Disclosure Schedule. Ballard will use reasonable efforts to collect the receivables.

               4.12 Licenses, Patents, Trademark, Etc.

                    (a) The Disclosure Schedule contains a list and complete description of all permits, franchises, approvals, authorizations, consents, licenses, identification numbers, accreditations and registrations ("Licenses"), if any, issued or granted to, or held by the Company or any affiliate of the Company, and indicating the person or entity to which any such License was issued. All such Licenses are valid and in full force and effect, no proceedings or actions with respect to the suspension, cancellation or any other aspect of any of them is pending or, to the best knowledge of Sellers, threatened, and no basis exists therefor and the transactions contemplated hereby will not affect such Licenses.

                    (b)  The Disclosure Schedule  also (i) contains  a
          list and brief description of all domestic and foreign patents, patent and know-how licenses, trade names, trademark and service mark registrations, common law trademarks, copyright registrations, copyrights, and applications for any of the foregoing ("Intellectual Properties"), owned or used in the conduct of the business of the Company, and (ii) specifies the jurisdiction in or by which such Intellectual Properties have been registered, filed or issued. All such Intellectual Properties are valid and enforceable. U.S. Patent No. 4,748,113 (licensed by the Company) is valid and enforceable. U.S. Patent No.
          4,830,010   (licensed   by  the   Company)   is  valid   and
          enforceable.

                    (c) The Company has all Licenses and owns, or possesses adequate rights to use, all Intellectual
          Properties and all inventions, technology, processes, products, designs, computer programs, know-how, trade secrets and formulae necessary to conduct its business as now conducted and there are no actual or, to the best knowledge of Sellers, threatened claims, assertions or litigation (nor to the best knowledge of Sellers is there any basis therefor) relating to the Company's ability to use the foregoing as now used. The Company is not infringing upon or otherwise violating the rights of any Third Party with respect to any of the Company's products. Neither the Company nor Sellers have received any claim or notice alleging any such infringement or violation. No proceedings have been instituted against the Company, nor, to the best knowledge of Sellers, are any proceedings threatened alleging any such infringement or violation. Sellers do not know of any basis for any such proceeding or claim. There is no infringement, judgment or other adverse judgment or order against the Company with respect to any of the foregoing.

                    (d) The following statements are true and correct in relation to the Company's CLOtest product, and Marshall and the other Sellers will be estopped from taking a contrary position at any time in the future:

                         (i) On February 7, 1986, Marshall entered into a Deed of license (the "CLOtest License") with Delta West Limited, of Cunning Vale, Western Australia ("Delta West"), pursuant to which Marshall granted to Delta West a license to make use and sell the "Product" (as defined therein) throughout the world.

                         (ii) By an agreement made February 14, 1986, Marshall transferred and assigned his rights to receive royalties payable pursuant to the CLOtest License to the Trust.

                         (iii) By a Deed of Assignment made in 1991 among Marshall, Delta West, and Sunfirst Pty Ltd., Western Australia ("Sunfirst"), Delta West assigned all of its right, title, and interest in the CLOtest License to Sunfirst.

                         (iv) At some point in time, Sunfirst changed its name to "Delta West Pty Ltd."

                         (v) By a Deed of Assignment and Acknowledgement dated July 10, 1997 among Marshall, Delta West, and the Company, Delta West assigned all of its right, title, and interest under the CLOtest License to the Company, and the Company is now the sole and exclusive licensee, standing in the shoes of and succeeding to all of the rights, title, interests, and ownership of Delta West and Sunfirst under the CLOtest License.

                         (vi) The CLOtest License is in full force and effect, and neither the Company nor its predecessors in interest under the
          CLOtest License are in default thereunder in any way. The transactions contemplated by this Agreement will not trigger any breach or default under the CLOtest License.

                         (vii) The "Patents", as defined in the CLOtest License, now include also U.S. Patent No. 4,748,113, issued May 31, 1988 (Compositions and Methods for the Diagnosis of Gastrointestinal Disorders Involving Urease).

                         (viii) Freemantle Hospital has no right or interest whatsoever in any of the "Patents," as defined in the CLOtest License.

                         (ix)      Procter & Gamble Company ("P&G") no
          longer has any rights or interest in the "Patents" (as defined in the CLOtest License). P&G never exercised the option described in Section 3.2 of that certain June, 1985 Option/License Agreement between Marshall and P&G (the "P&G Agreement"). To the Company's knowledge, except for U.S. Patent Nos. 5,601,848 and 5,256,684, P&G never filed a patent application with respect to either the "Therapeutic Technology" or the "Diagnostic Technology", as defined in the P&G Agreement. The license described in Section 3.1 of the P&G Agreement has expired. To the Company's knowledge, P&G never granted any sublicenses under Section 3.7 of the P&G Agreement. All rights and interests under the P&G Agreement have fully expired, except a possible continuing non-exclusive license to practice for non-commercial purposes.

                    (e) Neither the Company nor Sellers have received any claim or are aware of any potential claims that any employee affiliated with the Company has, in respect of his or her activities to date, violated any of the terms or conditions of an employment contract with any Third Party, or disclosed or utilized any trade secrets or proprietary information or documentation of any Third Party, or interfered in the employment relationship between any Third Party and any of its employees. To the knowledge of Sellers, none of the Company's employees have been hired from a direct competitor of the Company.

               4.13 No Conflict of Interest. Except as disclosed in the Disclosure Agreement, no present (or, to the best knowledge of Sellers, former) officer or director, and no shareholder, subsidiary, affiliate or related entity thereof, has or claims to have (a) any interest in the property, real or personal, tangible or intangible, including without limitation, Intellectual Properties, Licenses, inventions, technology, processes, designs, computer programs, knowhow and formulae used in or pertaining to the business of the Company, or (b) any contract, commitment, arrangement or understanding regarding any of the foregoing. No present officer or director of the Company, and no shareholder, subsidiary, affiliate or related entity thereof, has any ownership or stock interest in any other enterprise, firm, corporation, trust or any other entity which is engaged in any line or lines of business which are the same as, or similar to, or competitive with, the line or lines of business of the Company. For purposes of this representation, ownership of not more than five percent of the voting stock of any publicly held corporation whose stock is listed on any recognized securities exchange or traded over the counter shall be disregarded.

               4.14 Human Resources.

                    (a)  The  Disclosure Schedule  contains a  list of
          (i) all written employment agreements, commission plans, bonus plans and all material unwritten employment agreements with any employee or agent of the Company, and the total compensation (separately stating salary and bonus or other compensation) payable to each of them, including the fringe benefits (other than those made available to employees generally) provided to each of them, (ii) all officers and directors of the Company and the total compensation (separately stating salary and bonus) paid to each of them in 1997 and payable to each of them in 1998, including the fringe benefits (other than those made available to employees generally) provided to each of them, (iii) a list of each present and former employee of the Company paid in excess of $30,000 during the year ended December 31, 1997; and any employee of the Company paid in excess of $30,000 on an annualized basis after December 31, 1997, and the job description or title and the total compensation of each such employee, and (iv) all employee handbooks, brochures or booklets setting forth the employment policies or practices of the Company.

                    (b) The Company is not in default with respect to its payment or benefit obligations to its employees.

                    (c) There are no employment or other compensation agreements with any director, officer or employee of the Company that entitles any of them to terminate his or her relationship with the Company upon the acquisition by any person of control of the Company.

                    (d) A listing of departments of the Company, including employee job classifications, numbers of employees and compensation ranges is referenced in the Disclosure Schedule.

                    (e) The Company has no contract or collective bargaining agreement with any union. The Company is not aware of any movement by Company employees to join any union.

                    (f) There is no employee of the Company who cannot be dismissed upon receiving reasonable notice of termination.

                    (g) The Company has withheld from payments to employees all Taxes and other deductions required to be withheld under federal, state, and local law, and has timely paid and remitted such amounts (together with required employer contributions in respect thereof) to the appropriate authorities.

               4.15 Employee Benefit Plans.

                    (a) For purposes of this Section 4.15, the term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the terms "employee welfare benefit plan" and "employee pension benefit plan" have the meanings set forth in ERISA Section 3(1) and 3(2), respectively.

                    (b) With respect to each employee welfare benefit plan and employee pension benefit plan which is maintained by the Company or in which at least one employee of the
          Company: (i) each such plan is listed on the Disclosure Schedule, along with a description of the assets of such plan; (ii) a true and correct copy of each such plan, and any trust, investment manager contract or insurance policy used in conjunction with such plan or to provide benefits thereunder, and summary plan description is attached to the Disclosure Agreement; (iii) neither the Company nor any representative or agent of the Company has misrepresented any provision of any such plan to its employees or to any other persons; (iv) each such plan is and has at all times been maintained and operated in material compliance with the requirements of applicable laws and regulations, including but not limited to the requirements relating to reporting, disclosure and fiduciary duties; and (v) no litigation or asserted claims exist against the Company with respect to any such plan or any fiduciaries of any such plan (excluding only claims for plan benefits made in the normal course and operation of such plan), and the Company does not have any knowledge of or reason to believe that any such litigation or claims are probable of assertion in the future.

                    (c) No employee of the Company participates in, and the Company does not participate in or contribute to, a multiemployer plan (as defined in Section 3(37) of ERISA"). The Company has never maintained or participated in any employee pension benefit plan which is or was subject to Title IV of ERISA.

                    (d) The Company is not a member of a controlled group of corporations (as defined in Section 414(b) of the IRC) or under common control (as defined in Section 414(c) of the IRC) with any other trade or business (whether or not incorporated).

               4.16 Tax Matters.

                    (a) The Company has timely filed all Tax returns, reports and forms concerning Taxes that are required to be filed by the Company. The Company has made timely payment of all Taxes as due per said returns when due and payable, including all interest, penalties, deficiencies and assessments, if any, heretofore levied or assessed against it, and where payment is not required to be made before the Closing Date, the Company has, except as set forth in the Disclosure Schedule, set up an adequate reserve or accrual for the payment of all Taxes required to be paid in respect of all periods on or prior to the Closing Date. There are no agreements for extension of the time of assessment or payment of any Taxes of the Company. No waiver of any statute of limitations has been executed by or on behalf of the Company.

                    (b) Except as set forth in the Disclosure Schedule, there are no examinations by the IRS ("IRS") of or relating to the Company presently in process, or, to Sellers' best knowledge, threatened against the Company. Neither the IRS nor any other taxing authority is now asserting or, to the best knowledge of Sellers, threatening to assert, any deficiency or assessment for additional Taxes, including any interest, penalties or fines, against the Company. Sellers retain liability for any and all additional Taxes (including interest, fines, and penalties) which may result from an adjustment to income tax returns of the Company for any period prior to Closing.

                    (c) Except as set forth in the Disclosure Schedule, state, local and foreign income tax returns of the Company have never been audited by the appropriate Tax authorities for the jurisdictions indicated on the Disclosure Schedule.

                    (d) Since December 31, 1997, the Company has not incurred any liability for Taxes other than in the ordinary course of business and the Company has not incurred any liability for Taxes which, in the aggregate, would result in a material decrease in the net worth of the Company.

                    (e) There has not been any consent or election made under Section 341(f) of the IRC by or on behalf of the Company.

                    (f) The Company is, and has been since its formation, a corporation qualified for treatment under, and in full compliance with the requirements of, Subchapter S of the IRC.

               4.17 Legal  Proceedings.   Except as  set forth  on the
          Disclosure Schedule, there is no action, dispute, claim (including any counterclaim or cross claim), litigation, arbitration, grievance, investigation, hearing or other proceeding, at law or in equity, pending or to the best of Sellers' knowledge threatened, against or affecting the Company or its businesses, properties or personnel or the transactions contemplated by this Agreement and Sellers do not know or have reasonable grounds to know of the basis for any such action. The Company is not subject to or in default under any judicial, governmental or administrative judgment, decree, order, writ or injunction.

               4.18 Contracts, Agreements, Etc.

                    (a) Except as set forth and briefly described in the Disclosure Schedule, the Company is not a party to, or bound by, any material contract, agreement, understanding, commitment or engagement (written or oral). Except for purchase and sales orders entered into in the ordinary course of business, the Disclosure Schedule lists and describes any and all contracts, agreements, commitments and engagements material to the Company (the "Contracts"), including without limitation all (i) supply and service contracts to which the Company is a party as vendor or vendee, (ii) contracts for the purchase or lease of capital equipment, (iii) consulting contracts and agreements, (iv) union contracts, (v) employee health and welfare, pension, bonus, life, hospitalization or other insurance, medical, deferred or incentive compensation, profit sharing, loan and other employee benefit plans or arrangements, (vi) contracts or agreements regarding credit or borrowed money, (vii) guaranties, (viii) letters of credit, (ix) surety and indemnification agreements, (x) confidentiality agreements,
          (xi) covenants not to compete, (xii) leases of real property, as lessor or lessee, (xiii) leases of personal property, as lessor or lessee, (xiv) all contracts and agreements regarding Licenses and Intellectual Properties,
          (xv) all agreements or commitments regarding debts and equity securities of the Company and any interest therein,
          (xvi) all contracts and agreements regarding the distribution or payment of profits or dividends, (xvii) all contracts and agreements regarding the allocation or sharing of Taxes or otherwise with respect to Taxes, (xviii) all agreements regarding financial, management or advisory services to be rendered by or for the Company, (xix) all contracts regarding product distribution, (xx) all contracts and agreements involving more than $10,000, and (xxi) any contract or agreement not entered into in the ordinary course of business.

                    (b) All such Contracts are valid and binding and in full force and effect as of the date hereof, and no breach or default (or event or condition, which after notice or lapse of time, or both would constitute a breach or default) by the Company or, to the best of Sellers' knowledge, any other party thereto exists with respect thereto, and this Agreement and the transactions contemplated hereby will not cause any breach or default thereof.

                    (c) The March 29, 1994 Agreement between the Company and G.I. Medical Technologies, Inc. has been terminated (by mutual agreement) in its entirety. The Company has no remaining obligations or liabilities to G.I. Medical under said contract nor under any other contract.

                    (d)  The Proposal/letter  agreement dated November
          6, 1991 between the Company and Ram Murty has been terminated (by mutual agreement) in its entirety. The Company has no remaining obligations or liabilities whatsoever to Mr. Murty.

                    (e) The Supply Agreement, dated effective July 2, 1997, between Delta West Pty. Limited and the Company, has been fully performed by the Company and is now expired. The Company has no remaining obligations or liabilities to Delta West under said Supply Agreement.

                    (f) The Company has no existing contracts with the University of Virginia (the "University") or the Rectors and Visitors of the University. Prior Research Funding
          Agreements with the University have all expired. The University owns no right, title, or interest whatsoever in any of the Assets, products, or product lines of the Company.

               4.19 Compliance with Laws, Etc. Except as disclosed in the Disclosure Schedule, to the knowledge of Sellers, the Company is not in violation of and is not under investigation with respect to, and the Company has not been charged with or given any notice of any violation of, any applicable law, statute, order, rule, regulation, policy, guideline or judgment of any federal, state, local or foreign court or governmental or administrative body or agency relating to the Company, its business, operations, agreements or policies, or its manufacturing, possession, shipping, and mailing of radioactive materials.

               4.20 Insurance.  The  Disclosure Schedule sets  forth a
          correct and complete list and brief description (including policy number, nature of coverage, limits, deductibles, premiums, carriers and effective and termination dates) of all policies of insurance in effect with respect to the Company. The Disclosure Schedule also sets forth a list of all claims for any insured loss in excess of $5,000 per occurrence during the three-year period prior to the Closing Date relating to the Company, including but not limited to workers' compensation, automobile and general and product liability claims. All such policies are in full force and effect. The Company has not been denied any insurance or indemnity bond and no insurance carrier has cancelled or reduced any insurance coverage of the Company. The Company has not received any notice from any insurer or agent of any intent to cancel or reduce any insurance coverage or that any substantial improvement or other expenditure with respect to any insured property is necessary in order to continue such insurance.

               4.21 Fees or Commissions. The Company, (including its officers, directors and employees), has not employed any broker, agent or finder or incurred any liability for any brokerage fees, agent's commissions or finder's fees or other similar obligations in connection with the transactions contemplated hereby.

               4.22 Illegal Payments. Neither the Company nor, to the best knowledge of Sellers, any officer, director, employee or agent of the Company, or any other person or entity on behalf of the Company, has made or authorized any payment of funds of, or relating to, the Company which is prohibited by law, and no funds of the Company have been set aside to be used for any payment prohibited by law.

               4.23 Powers  of Attorney.   Except as set  forth on the
          Disclosure Schedule, neither the Company nor Sellers have granted any powers of attorney to any entity or person.

               4.24 Bank Accounts. A correct and complete list of all bank accounts, the balances thereof as of the Closing Date, the persons authorized to access such accounts and to incur indebtedness on behalf of the Company and a correct and complete list of all safe deposit boxes of the Company is set forth on the Disclosure Schedule.

               4.25 Environmental Compliance. The Company is in compliance with all federal, state and local laws and regulations regarding the storage or release of toxic, radioactive, or hazardous materials or other pollutants or contaminants (together "Hazardous Substances") into the atmosphere or the generation, storage or treatment of Hazardous Substances, and there are no Hazardous Substances in the buildings or soil on, or in the ground water under, any properties which are owned or leased by the Company which could result in an obligation of the Company to remedy the condition. There is no other liability of the Company under any federal, state or local law or regulation relating to the environment.

               4.26 Marketing and Sales.

                    (a) A complete and accurate list of the customers of the Company for the calendar year 1997 is included in the Disclosure Schedule.

                    (b) The Disclosure Schedule lists (names, addresses, and telephone numbers) all of the distributors (U.S. and foreign) and independent representatives for the Company's products.

               4.27 Disclosure. No representation or warranty made by Sellers in this Agreement and neither the Disclosure Schedule nor any schedule, exhibit or certificate furnished or to be furnished by Sellers pursuant hereto and no other document furnished to Ballard by Sellers as listed in the Disclosure Schedule contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading.


                                   ARTICLE V.

                    REPRESENTATIONS AND WARRANTIES OF BALLARD

               As a material inducement to Sellers' willingness to enter into and perform this Agreement, Ballard represents and warrants to Sellers as follows:

               5.1 Organization. Ballard is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, with all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly licensed, authorized and qualified to do business and in good standing in Utah.

               5.2  Authority.      The   execution,    delivery   and
          performance of this Agreement have been duly authorized by the Board of Directors of Ballard. No other corporate proceedings on the part of Ballard are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement is a valid and binding obligation of Ballard enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by equitable principles. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate, or conflict with, or require any consent under, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Ballard, under any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Ballard or of any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which Ballard is a party, or by which Ballard or any of its properties may be bound or affected, or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Ballard or any of its properties. No consent or approval by, notice to or registration with any governmental or administrative authority is required on the part of Ballard in connection with the execution and delivery by Ballard of this Agreement or the performance by Ballard of any of the transactions contemplated hereby.

               5.3  Reporting  Company.     Ballard  is  a   reporting
          company, whose common stock is properly listed on the NYSE.

               5.4 Fees or Commissions. Ballard (including its officers, directors and employees) has not employed any broker, agent or finder or incurred any liability for any brokerage fees, agent's commissions or finder's fee or similar obligation in connection with the transactions contemplated hereby.

               5.5 Disclosure. No representation or warranty made by Ballard in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading.


                                   ARTICLE VI.

                                    COVENANTS

               6.1 Tax Returns for 1997 and Short-Year 1998. Any income tax returns (U.S., state, and city) required to be filed by the Company for 1997 and the short and final taxable year ending on the Closing Date shall be prepared and filed by Sellers at Sellers' expense, and Sellers hereby agree that any and all such returns will be filed at the appropriate times. Before filing such returns, Sellers will permit Ballard's tax accountant to review the same and make suggestions with respect to them.

               6.2 Publicity. Before Closing, no public announcement of this Agreement or the transactions contemplated hereby will be made without the prior consent of all parties hereto as to both timing and content, except that Ballard without the parties' consents may make such announcements and disclosures as it believes is advisable pursuant to securities and other laws.

               6.3  Release of Company.

                    (a)  Each Seller:

                         (i) Acknowledges and agrees that any and all loans, fees, royalties, and other sums accrued prior to the effective date hereof and owed to him by the Company, and its respective officers, directors, shareholders, agents, and employees (the "Tri-Med Parties") have been paid in full; and

                         (ii) Forever releases Ballard and the Tri-Med Parties and each of them from any liability, claim, and loss whatsoever arising from any facts or events which occurred prior to or contemporaneously with the date hereof or arising from the transactions contemplated in this Agreement (except liability arising from a material breach of this Agreement by Ballard).

                    (b) Dye hereby acknowledges and agrees that his royalty agreement with the Company is cancelled in its entirety as of the Closing Date, and no further royalties are or will be owed to him by any of the Tri-Med Parties.

               6.4    Covenant Not to Compete.

                    (a)  Provided  the  Closing occurs  hereunder, for
          the period ending on the third anniversary of the Closing Date or for whatever time within that period is found by a court of competent jurisdiction to be reasonably necessary for the protection of Ballard, none of Sellers nor any of their affiliates will directly or indirectly, own, manage, operate, join, control, consult in or participate in the ownership, management, operation or control of or become an employee of: any business which manufactures, produces, sells or distributes products which compete (directly or indirectly) with products now manufactured, assembled, produced, sold, or distributed by the Company; provided, however, that nothing contained herein shall prohibit any Seller from owning less than 5% of any class of securities listed on a national securities exchange or traded publicly in the over-the-counter market.

               This restriction will apply throughout the continental United States and in all foreign countries or whatever geographical scope within that area described above found by a court of competent jurisdiction to be reasonably necessary for the protection of Ballard or any of its assignees.

                    (b) Sellers hereby agree (i) that the restrictions set forth in the paragraph immediately above are founded on valuable consideration and are reasonable in duration and geographic extent in view of the circumstances in which this Agreement is executed and are necessary to protect the legitimate interests of Ballard, and (ii) that the remedy at law for any breach of the foregoing covenant will be inadequate and that Ballard will be entitled to injunctive relief in the event of any such breach. Nothing herein stated shall be construed as prohibiting Ballard from pursuing any other remedies available to it for any such breach or threatened breach or for any other breach of this Agreement.

               6.5  Transfer  Restrictions.  Each of Sellers covenants
          and agrees that he will not sell, transfer, or otherwise dispose of his Ballard Shares received under this Agreement until financial results covering at least 30 days of combined operations (after the Closing Date) of Ballard and the Company have been published. Ballard estimates that this publication will occur in its Form 10-Q to be filed on or about May 15, 1998.

               6.6 Post-Closing Assistance/Transition. Subsequent to the Closing, Sellers will provide assistance to Ballard and the Company, to train Ballard personnel in the business and operations of the Company and to effect a smooth transition of the business from the control of Sellers to the control of Ballard.

               6.7  Section 338 Election.   Ballard reserves the right
          to make an election under Section 338 of the Internal Revenue Code with respect to the Company.

               6.8  Indemnity.    If any  of  the  items disclosed  in
          Section 4.17 of the Disclosure Schedule results in a claim, action, or lawsuit being commenced against the Company, Sellers will indemnify and defend the Company and Ballard in accordance with the provisions of Section 10.2 herein.

               6.9 Receivables. After a particular Receivable is more than 90 days old, Sellers will have the option of demanding an assignment of that Receivable (a "Request") so that Sellers may attempt themselves to collect the Receivable. Such Request must include: (a) If the Escrow is still in place, Sellers' written authorization to Escrow Agent to disburse to Ballard from the Escrow a number of Ballard Shares having a Determined Market Value as of the date of such authorization equal to the balance of said Receivable; or (b) If the Escrow is no longer in place, payment by Sellers to Ballard of the balance of said Receivable. After a particular Receivable is more than 150 days old, Sellers will pay the balance of said Receivable upon written demand therefor from Ballard, and upon such payment Ballard will assign said Receivable to Sellers. The foregoing provision is subject to the provisions of Article X below and the 90% provision of Section 4.11 above.


                                   ARTICLE VII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

               7.1 Nature and Survival of Representations. All representations and warranties of Sellers or Ballard made in this Agreement (including the Disclosure Schedule) shall survive the Closing Date and any investigation at any time made by or on behalf of any party hereto for a period of three (3) years following the Closing Date.

               7.2 No Merger. The covenants, terms and provisions of this Agreement shall survive the Closing and shall not be merged into the Closing documents.


                                  ARTICLE VIII

                                 BALLARD SHARES

               8.1 Subscription Provisions. Each Seller hereby subscribes to purchase of the number of Ballard Shares set forth adjacent to his name in Schedule 1 hereto, according to the purchase and exchange terms set forth herein. Each Seller acknowledges and understands that the Ballard Shares are to be issued and sold at Closing without registration under the Securities Act of 1933, as amended (the "Securities Act") or under any state securities laws, in reliance upon exemptions available for nonpublic offerings, and in certain of the states in reliance upon an exemption available for the issuance of stock listed on the NYSE.

               Each Seller acknowledges and understands that the availability of exemption(s) from registration under the Securities Act and under certain state securities laws, depends in part upon the accuracy of certain representations which such Seller makes, as follows:

                    (a) Sellers are all residents and domiciliaries, not temporary or transient residents, of the respective states and countries indicated in Schedule 1;

                    (b) Sellers are acquiring the Ballard Shares for investment and not with a view to the public resale or distribution thereof, absent a registration of the Ballard Shares by Ballard, as provided herein;

                    (c) Sellers acknowledge that the certificates evidencing the Ballard Shares, and any and all replacements thereof, shall, pending registration of the Ballard Shares by Ballard, bear and be subject to legends in substantially the following form affecting the transferability of the Ballard Shares and that Ballard will place appropriate stop transfer orders with its transfer agent and registrar:

               "The shares of common stock evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, nor have they been registered with any state securities commission. They have been issued in reliance upon an exemption from the requirements for such registration for non-public offerings. Accordingly, the sale, transfer, pledge, hypothecation or other disposition of the shares evidenced hereby or any portion thereof or interest therein may not be accomplished in the absence of an effective registration statement under that act, or an opinion of counsel satisfactory in form and substance to the Company to the effect that such a registration is not required."

                    (d) Sellers understand and agree that if any Seller desires to make any transfer of the Ballard Shares or any portion thereof or interest therein, and Ballard is in a position to impede such transfer through prior stop orders placed with its transfer agent or otherwise, Ballard will remove such impediments placed by it only when:

                         (i) The Seller desiring to sell has furnished Ballard with a satisfactory opinion of its counsel to the effect that the proposed transfer does not require registration or qualification pursuant to the Securities Act, or applicable state law, by reason of an exemption provided thereunder and a representation and agreement of the proposed transferee in form and substance satisfactory to Ballard, and Ballard shall have advised Seller that such opinion, representation and agreement are satisfactory to Ballard and Ballard's counsel; or

                         (ii) Such Seller has furnished Ballard a satisfactory opinion of counsel to the effect that the proposed transfer complies with the provisions of Rule 144 and Ballard shall have advised Seller that such counsel and such opinion are satisfactory to Ballard and Ballard's counsel; or

                         (iii) A registration statement covering the proposed transfer has been filed with the SEC and has been declared effective.

                    (e) Each Seller covenants and agrees that he will not attempt to dispose of the Ballard Shares or any portion thereof or interest therein, unless and until Ballard has determined to its satisfaction that the proposed disposition does not violate the registration or qualification requirements of the Securities Act or applicable state law;

                    (f)  Each   Seller   has   not   relied   on   any
          representations  other   than  those   set  forth  in   this
          Agreement; and

                    (g) Each Seller understands and acknowledges that whether or not the disposition of his shares in the Company hereunder will constitute a tax-free reorganization or tax-deferred transaction will depend, in part, upon how long Sellers retain their Ballard Shares received hereunder. Ballard makes no representation or warranty whatsoever as to the tax treatment of the transactions herein.


                                   ARTICLE IX

                         REGISTRATION OF BALLARD SHARES

               9.1 Registration. Ballard shall use its best efforts to effect registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Ballard Shares, in a reasonable and timely manner. In connection therewith, Ballard shall:

                    (a)  File with the SEC within six months after the
          effective date hereof a registration statement (the "Registration Statement") with respect to the Ballard Shares and use its best efforts to cause that Registration Statement to become and remain effective. Ballard presently intends to effect registration by means of a Form S-3 Registration Statement, to be filed in behalf of Sellers.

                    (b) Thereafter, timely prepare and file with the SEC any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for a period until at least December 31, 1999;

                    (c)  Notify  (in writing, if so requested) Sellers
          (i) when the Registration Statement, the prospectus or any prospectus supplement of post-effective amendment has been filed, and with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any material comments by the SEC with respect thereto or any request by the Commission for amendments or supplements to the Registration Statement or the prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, or (iv) of the receipt by Ballard of any notification with respect to the suspension of the qualification of the Ballard Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                    (d) Make best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement hereunder or any post-effective amendment thereto at the earliest practicable date.

                    (e) Furnish to each Seller such reasonable numbers of copies of the prospectus, in conformity with the requirements of the Securities Act, and such other documents as Sellers may reasonably request in order to facilitate the public sale or other disposition of the Ballard Shares owned by Sellers; and furnish to each Seller, if any, such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the Registration Statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such Seller may reasonably request in order to facilitate the disposi-tion of the Ballard Shares.

                    (f) Use its best efforts to register or qualify the Ballard Shares covered by the Registration Statement under an exemption under the securities or "Blue Sky" laws of the states of Virginia and Kansas.

               9.2 Revised Prospectuses. If Ballard has delivered preliminary or final prospectuses to Sellers and after having done so the prospectus is amended to comply with the requirements of the Securities Act, Ballard shall promptly notify Sellers and, if requested by Ballard, Sellers shall immediately cease making offers of Ballard Shares and return all prospectuses to Ballard. Ballard shall promptly provide Sellers with revised prospectuses and, following receipt of the revised prospectuses, Sellers shall be free to resume making offers of the Ballard Shares.

               9.3   Allocation of  Expenses.   Ballard  will pay  all
          expenses of registration of the Ballard Shares under this Agreement.


                                    ARTICLE X

                                BREACH BY SELLERS

               10.1 Escrow. Subject to the provisions of Section 10.3 and 10.4 below the Escrow Agreement is being entered into between the parties and said escrow is being formed for the purpose of securing Sellers' joint and several liability for any breach of representations, warranties, and covenants made by Sellers under this Agreement.

               10.2 Remedy.

                    (a) In the event of a breach by one or more Sellers of any covenant, warranty, or representation made herein, the amount of which claim (or the aggregate amount of which claim when added to previous claims), if damages are asserted, exceeds the threshold amount set forth in
          Section 10.3(c) below, Ballard shall give Sellers a written notice of default or breach, whereupon Sellers shall have a period of thirty (30) days to cure said default or breach, or, if the breach is of such a nature that it cannot reasonably be cured within said 30-day period, then Sellers shall have a reasonable, extended period of time in which to cure such default or breach so long as Sellers are diligently proceeding with such cure. If Sellers fail to cure said default or breach within said thirty (30)-day or, if applicable, the extended period, Ballard must nevertheless first exhaust its rights under the Escrow Agreement before making any demand on Sellers for reimbursement of the loss or damage alleged to have been suffered as a result of such breach.

                    (b) Notwithstanding the foregoing, in the event that such claimed breach or default is the result of a claim or action being asserted against Ballard by a Third Party, Ballard shall notify Sellers with reasonable promptness after such claim or action arises and is known to Ballard, and shall give Sellers a reasonable opportunity: (i) to conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend Ballard;
          (ii) to take all other required steps or proceedings to settle or defend any such claim or action; and (iii) to employ counsel to contest any such claim or action in the name of Ballard or otherwise. The reasonable expenses of all proceedings, contests or lawsuits with respect to such claims or actions shall be borne by Sellers. If Sellers desire to assume the defense of any such claim or action, they shall give written notice to Ballard within ten (10) business days after notice from Ballard of such claim or action and Sellers shall thereafter assume the defense of any such claim or action through counsel reasonably satisfactory to Ballard; provided that Ballard may participate in such defense at its own expense and shall, in any event, have the right to control the defense of the claim or action. In addition, Ballard and the Company will cooperate with Sellers by making the records and personnel of the Company available to Sellers, at the Company's expense, as may be reasonably necessary in connection with the defense of any such claim or action.

                    (c) If Sellers shall not assume the defense of, or if after so assuming they shall fail to diligently defend, any such claim or action, Ballard may defend against any such claim or action in such manner as it may deem appropriate and Ballard may settle such claim or action on such terms as it may deem appropriate, and Sellers shall promptly reimburse Ballard for the amount of all reasonable expenses, legal and otherwise, incurred by Ballard in connection with the defense against and settlement of such claim or action. If no settlement of such claim or action is made, Sellers shall satisfy any judgment rendered with respect to such claim or in such action, before Ballard is required to do so, and shall pay all reasonable expenses, legal or otherwise, incurred by Ballard in defense against such claim or litigation.

               10.3 Limitations. Notwithstanding any other provision herein to the contrary:

                    (a) Any legal action to be brought by either party hereto (Ballard or Sellers) founded upon an alleged breach of any representation, warranty, or covenant herein must be commenced within three (3) years from the date hereof, notwithstanding any statutory limitations period to the contrary.

                    (b) The aggregate liability of Sellers to Ballard and Ballard to Sellers hereunder for losses or damages shall not exceed the lesser of (i) $26,000,000; or (ii) an amount equal to the product of the number of Ballard Shares issued under Section 2.1(a) above multiplied by the closing price of Ballard Common Stock (as reported in the Wall Street Journal) as of the date Ballard gave its most recent notice of default under Section 10.2 above; or

                    (c) No party shall be entitled to seek reimbursement for losses or damages from the other party unless, until and to the extent that the aggregate amount of such losses and damages (including attorneys fees and costs) exceeds $50,000.

                    (d) Any liability by any Seller to Ballard hereunder may be paid and satisfied, at the option of the applicable Seller, in whole or in part, in Ballard Shares to be returned to Ballard valued using Determined Market Value (as of the date said Ballard Shares are delivered).

               10.4 Liability. To the extent of the Ballard Shares being held in Escrow while they are still in Escrow, Sellers' liability for losses and damages under Section 10.2 shall be joint and several. To the extent of such losses and damages in excess of the Ballard Shares in Escrow, Sellers' liability shall be several.


                                   ARTICLE XI

                                  MISCELLANEOUS

               11.1 Amendment or Supplement. This Agreement may be amended or supplemented at any time by mutual agreement of Ballard and Sellers. Any amendment or supplement must be in writing.

               11.2 Expenses. Ballard shall bear and pay all costs and expenses incurred by it and the Company shall bear and pay all costs and expenses incurred by it and by Sellers prior to the Closing Date in connection with the trans-actions contemplated in this Agreement, including fees and expenses of its and their own brokers, financial consultants, accountants and counsel.

               11.3 Entire Agreement. This Agreement (including all exhibits hereto and together with all instruments being delivered at Closing) contains the entire agreement among the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities.

               11.4 Assignment. None of the parties hereto may assign any of its rights or obligations under this Agreement to any other person, except that Ballard can assign all its rights and obligations hereunder to any of its subsidiaries without any other party's consent, but such assignment by Ballard will not relieve it of its obligations for the ultimate performance thereof.

               11.5 Notices. All notices and other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by overnight express courier or by registered or certified mail, postage prepaid, addressed as follows:

               If to the Company   Ballard Medical Products
               or Ballard:         12050 Lone Peak Parkway
                                   Draper, UT 84020
                                   Attention:  Paul W. Hess,
                                   General Counsel

               If to Sellers:      C. Phillip Pattison
                                   470 Navajo West
                                   Lake Quivira, KS 66106

                                   Kevin R. Dye
                                   8135 Vista Forest Drive
                                   Roanoke, VA 24018

                                   Barry J. Marshall
                                   40 Beatrice Road
                                   Dalkeith 6009, Western Australia

                                   William A. Fry
                                   26700 West 73rd Street
                                   Shawnee, KS 66227

               11.6  Captions.    The   captions  contained  in   this
          Agreement are for reference purposes only and are not part of this Agreement.

               11.7  Counterparts/Facsimile    Signatures.        This
          Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile signatures shall constitute original signatures.

               11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah applicable to agreements made and entirely to be performed within such jurisdiction except to the extent federal law may be applicable. Any action under this Agreement or the Escrow Agreement delivered in connection with this Agreement may be filed and maintained only as follows:

                     (a) If filed by any Seller, only in state or federal courts located within Salt Lake County, State of Utah, and all parties hereby submit to the jurisdiction of such courts; or

                     (b) If filed by Ballard or the Company, only in state or federal courts located within Johnson County, State of Kansas, and all parties hereby submit themselves to the jurisdiction of such courts.


               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                   BALLARD MEDICAL PRODUCTS

          Date:  2/25/98           By:  Harold R. ("Butch") Wolcott
                                   Title:  Executive Vice President

                                   TRI-MED SPECIALTIES, INC.

          Date:  2/25/98           By:  C. Phillip Pattison
                                   Title:  Vice President

                                   SELLERS:

          Date:  2/25/98           C. Phillip Pattison

          Date:  2/25/98           Kevin R. Dye

          Date:  2/25/98           Barry J. Marshall

          Date:  2/25/98           William A. Fry


                                  SCHEDULE 1

            (Attached to and forming part of the Exchange Agreement)

                         Schedule of Sellers' Interests



                                             Number of Ballard Shares

                              Number
           Name and Address       of             to
           of Seller         Company         Escrow        to
                              Shares     %    Agent   Sellers   Total


           C. Phillip          3,000    30   16,015   304,304     30%
           Pattison
           470 Navajo West
           Lake Quivira, KS
           66106

           Kevin R. Dye        3,000    30   16,015   304,304     30%
           8135 Vista
           Forest Drive
           Roanoke, VA
           24018

           Barry J.            1,000    10    5,341   101,435     10%
           Marshall
           40 Beatrice Road
           Dalkeith 6009
           Western
           Australia

           William A. Fry      3,000    30   16,015   304,304     30%
           26700 West 73rd
           Street
           Shawnee, KS
           66227

                Total         10,000   100   53,386 1,014,347    100%

[Schedule 2. Disclosure Schedule is omitted in this filing.]